                                                                   EXHIBIT 10.8


===============================================================================



                       MANAGEMENT STOCKHOLDERS' AGREEMENT


                          dated as of February 3, 1998


                                     among


          BLACKSTONE CAPITAL PARTNERS III MERCHANT BANKING FUND L.P.,

                 BLACKSTONE OFFSHORE CAPITAL PARTNERS III L.P.,

               BLACKSTONE FAMILY INVESTMENT PARTNERSHIP III L.P.,

                        BMP/GRAHAM HOLDINGS CORPORATION,

                       GRAHAM PACKAGING HOLDINGS COMPANY,

                              GPC CAPITAL CORP. II

                                      and

                            THE MANAGEMENT INVESTORS



===============================================================================

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

SECTION 1.       DEFINITIONS..............................................  2
    1.1          Defined Terms............................................  2
    1.2          Other Definitional Provisions; Interpretation............  5

SECTION 2.       PURCHASE OF AND GRANT OF BMP STOCK.......................  6
    2.1          Purchase of and Grant of BMP Stock.......................  6
    2.2          The Closing..............................................  6

SECTION 3.       TRANSFERS AND ISSUANCES..................................  6
    3.1          Limitations on Transfer..................................  6
    3.2          Certain Permitted Transfers..............................  7
    3.3          Effect of Void Transfers.................................  7
    3.4          Legend on Securities.....................................  7
    3.5          Tag-Along Rights.........................................  8
    3.6          Public Offerings, etc....................................  9
    3.7          Drag-Along Rights........................................  9

SECTION 4.       CERTAIN SALES UPON TERMINATION OF EMPLOYMENT.............  9
    4.1          Put Options..............................................  9
    4.2          Call Options............................................. 10
    4.3          Purchase Price........................................... 10
    4.4          Obligation to Sell Several............................... 11

SECTION 5.       CERTAIN LIMITATIONS ON THE COMPANY'S OBLIGATIONS
                 TO PURCHASE COMMON STOCK................................. 11
    5.1          Deferral of Purchases.................................... 11
    5.2          Payment for Common Stock................................. 12

SECTION 6.       REGISTRATION RIGHTS...................................... 13
    6.1          Incidental Registration.................................. 13

SECTION 7.       INVESTMENT REPRESENTATIONS AND COVENANTS................. 13
    7.1          Investment Intention; No Resales......................... 13
    7.2          BMP Stock Unregistered................................... 13
    7.3          Additional Investment Representations.................... 14

SECTION 8.       MISCELLANEOUS............................................ 15
    8.1          Additional Securities Subject to Agreement............... 15
    8.2          Termination.............................................. 15
    8.3          Injunctive Relief........................................ 15
    8.4          Amendments............................................... 15
    8.5          Successors, Assigns and Transferees...................... 15
    8.6          Notices.................................................. 16

                                                                          Page
                                                                          ----

    8.7          Integration.............................................. 17
    8.8          Severability............................................. 17
    8.9          Counterparts............................................. 17
    8.10         Governing Law............................................ 17
    8.11         Jurisdiction............................................. 17
    8.12         Additional Management Investors.......................... 18

                                                                   EXHIBIT 10.8


                  MANAGEMENT STOCKHOLDERS' AGREEMENT, dated as of February 3, 1998, among Blackstone Capital Partners III Merchant Banking Fund L.P., a Delaware limited partnership, Blackstone Offshore Capital Partners III L.P., a Cayman Islands exempted limited partnership, and Blackstone Family Investment Partnership III L.P., a Delaware limited partnership (collectively, "Blackstone"), BMP/Graham Holdings Corporation, a Delaware corporation ("BMP"), Graham Packaging Holdings Company, a Pennsylvania limited partnership formerly known as Graham Packaging Company ("Holdings"), GPC Capital Corp. II, a Delaware corporation ("CapCo. II"), and the parties identified on the signature pages hereto or to the supplementary agreements referred to in Section 8.12 hereof as Management Investors (the "Management Investors").


                             W I T N E S S E T H :
                             ---------------------


                  WHEREAS, on the date hereof, 20,825 shares of common stock, par value $.01 per share (the "BMP Stock"), of BMP are outstanding, of which Blackstone owns 19,825 shares;

                  WHEREAS, pursuant to the transactions contemplated by the Recapitalization Agreement (as defined below), BMP holds indirectly a 4% general partnership interest and directly an 81% limited partnership interest in Holdings;

                  WHEREAS, CapCo. II is a wholly owned subsidiary of Holdings and would be the successor to Holdings upon an IPO Reorganization (as defined below);

                  WHEREAS, each Management Investor and Holdings are parties to an Equity Incentive Agreement dated as of February 3, 1998 (each, an "Equity Incentive Agreement"), which provides that such Management Investor will receive certain equity incentive awards from Holdings or its affiliates;

                  WHEREAS, in furtherance of the Equity Incentive Agreements and on the terms and subject to the conditions hereof and thereof, (i) each Management Investor desires to purchase from Blackstone, and Blackstone desires to sell to such Management Investor, one-half of the number of shares of BMP Stock set forth on such Management Investor's signature page (which aggregate to 305.185 shares of BMP Stock for all Management Investors) and (ii) Blackstone desires to grant to each Management Investor one-half of the number of shares of BMP Stock set forth on such Management Investor's signature page (which aggregate to 305.185 shares of BMP Stock for all Management Investors), in each case as hereinafter set forth;

                  WHEREAS, the parties hereto wish to enter into certain agreements with respect to the holdings by Blackstone and the Management Investors and their respective Permitted Transferees of stock of the Company (as defined below) and securities exercisable or exchangeable for or convertible into stock of the Company; and

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                  SECTION 1.        DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, terms defined in the headings and the recitals shall have their respective assigned meanings, and the following capitalized terms shall have the meanings ascribed to them below:

                  "Affiliate" means, with respect to any Person, (i) any Person that directly or indirectly controls, is controlled by or is under common control with, such Person, or (ii) any director, officer, partner or employee of such Person or any Person specified in clause (i) above, or (iii) any spouse, parent, child or sibling of any Person specified in clause (i) or (ii) above.

                  "Agreement" means this Management Stockholders' Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Applicable Percentage" means, with respect to any termination of employment described in Section 4.2(a)(iii) or 4.2(a)(iv) hereof, (a) 0% if such termination occurs at any time prior to the first anniversary of the Closing Date, (b) 33.3% if such termination occurs during the 365 day period commencing on the first anniversary of the Closing Date; (c) 66.6% if such termination occurs during the 365 day period commencing on the second anniversary of the Closing Date; and (d) 100% if such termination occurs at any time on or after the third anniversary of the Closing Date.

                  "Business Day" means a day other than a Saturday, Sunday, holiday or other day on which commercial banks in New York City or the Commonwealth of Pennsylvania are authorized or required by law to close.

                  "Cause" used in connection with the termination of employment of the Management Investor means a termination of employment of the Management Investor by the Company or any Subsidiary thereof described in Sections 4(b)(1), (2), (3) or (4) of the applicable Equity Incentive Agreement.

                  "Closing Date" means the date of the closing under this Agreement.

                  "Common Stock" means the common stock, par value $.01 per share, of the Company.

                  "Common Stock Equivalents" means any stock, warrants, rights, calls, options or other securities exchangeable or exercisable for or convertible into Common Stock.

                  "Company" means (i) prior to the initial Public Offering, BMP and (ii) in connection with or after the initial Public Offering, CapCo. II.

                  "Cost" means, with respect to shares of Common Stock acquired pursuant to Section 1 or otherwise, the price per share paid by the Management Investor (in each case, as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

                  "Disability" of a Management Investor means the inability of the Management Investor to perform the essential functions of his job, with or without reasonable accommodation, by reason of a physical or mental infirmity,
(i) for a continuous period of six (6) months or (ii) at such earlier time as the Company receives satisfactory medical evidence that the Management Investor has a physical or mental disability or infirmity which is reasonably likely to prevent him from returning to the performance of his work duties for six (6) months or longer. The date of such Disability shall be on the last day of such six-month period or the fifteenth day following the day on which the Company receives such satisfactory medical evidence, as the case may be.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

                  "Fair Market Value" used in connection with the value of shares of Common Stock means, as of any date (the "Valuation Date") with respect to each share, the fair market value thereof, disregarding any discount for minority interest or marketability of shares and assuming the prior conversion, exercise or exchange of all outstanding Common Stock Equivalents, as determined within six (6) months of the Valuation Date by the Board of Directors in its sole discretion (the "Board Determination"), provided that if the Board Determination is in excess of $500,000 in the aggregate for all shares being valued and if the Management Investor disagrees, in good faith, with the Board Determination, the Management Investor shall promptly notify the Company of such disagreement, in which event an independent appraiser, accountant, or investment banking firm (the "Appraiser") selected by mutual agreement of the Management Investor and the Board of Directors of the Company shall make a determination of the fair market value thereof, disregarding any discount for minority interest or marketability of shares and assuming the prior conversion, exercise or exchange of all outstanding Common Stock Equivalents (the "Appraiser Determination"), and if the Appraiser Determination is (i) not at least 110% of the Board Determination or greater, "Fair Market Value" shall be the Appraiser Determination and the Management Investor shall pay the cost of such Appraiser Determination or (ii) 110% of the Board Determination or greater, "Fair Market Value" shall be the Appraiser Determination and the Company shall pay the cost of such Appraiser Determination.

                  "Financing Default" means an event which would constitute (or with notice or lapse of time or both would constitute) an event of default (which event of default has not been cured) under any of the following as originally entered into or as they may be amended from time to time: (i) any agreement under which an amount of indebtedness of the Company or any of its Subsidiaries in excess of $1,000,000 is outstanding as of the time of the aforementioned event, and any extensions, renewals, refinancings or refundings thereof in whole or in part; and (ii) any provision of the Company's or any of its Subsidiary's certificate of incorporation.

                  "Good Reason" used in connection with the termination of employment by a Management Investor means a termination of employment with the Company or any Subsidiary thereof described in Section 4(a)(3) of the applicable Equity Incentive Agreement.

                  "IPO Reorganization" means, collectively, (i) the transfer of all or substantially all of Holdings' assets and liabilities to CapCo. II upon an initial Public Offering, (ii) the dissolution or liquidation of BMP, BCP/Graham Holdings LLC and Holdings and (iii) all transactions necessary or incidental thereto.

                  "NASDAQ" means the Nasdaq Stock Market.

                  "Permitted Transferee" means any Person to whom the Management Investors (or any direct or indirect Permitted Transferee thereof) transfers Securities in accordance with the terms of this Agreement (other than pursuant to a Public Offering or pursuant to Rule 144 under the Securities Act) and who becomes a party to, and is bound to the same extent as its transferor by the terms of, this Agreement.

                  "Person" means any individual, corporation, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity of any nature whatsoever.

                  "Public Offering" means the sale of Common Stock to the public in a firm commitment underwritten public offering pursuant to an effective registration statement (other than a registration statement on Form S-4, S-8 or similar form) filed under the Securities Act, which results in an active trading market in such Common Stock (it being understood that such an active trading market shall be deemed to exist if, among other things, such Common Stock are listed on a national securities exchange or on NASDAQ).

                  "Recapitalization Agreement" means the Agreement and Plan of Recapitalization, Redemption and Purchase dated as of December 18, 1997 by and among Holdings, Donald C. Graham and certain of his Affiliates, BCP/Graham Holdings LLC and BMP, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated as of February 2, 1998 among Holdings, CapCo. II, Blackstone, Graham Capital Corporation and Graham Family Growth Partnership attached as Exhibit A hereto, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Retirement" means, with respect to the Management Investor, the Management Investor's retirement as an employee of the Company or any of its Subsidiaries on or after reaching age 65 (or such earlier age as may be otherwise determined by the Board of Directors of the Company) after at least three (3) years employment with the Company after the Closing Date.

                  "Securities" means shares of Common Stock or Common Stock Equivalents, whether owned on the date hereof or hereafter acquired.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

                  "Stockholders" means Blackstone and the Management Investors and their respective Permitted Transferees.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which fifty percent (50%) or more of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, or fifty percent (50%) or more of the equity interest therein, is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of such Person or a combination thereof.

                  "Third Party" means any Person other than the Company, the Stockholders and their Affiliates.

                  "Transfer" means any transfer, sale, assignment, distribution, exchange, mortgage, pledge, hypothecation or other disposition of any Securities or any interest therein.

                  1.2 Other Definitional Provisions; Interpretation. (a) The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (b) The headings in this Agreement are included for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

                  (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (d) For purposes of comparing the beneficial ownership of any Person on the date of execution and delivery of this Agreement to the level of such ownership at any later time, the level of ownership on such later date shall be adjusted to eliminate the effect of any subdivision of the Common Stock, any combination of the Common Stock, any issuance of Common Stock or Common Stock Equivalents by reason of any reorganization or reclassification (including, without limitation, the IPO Reorganization and any reclassification in connection with a merger or consolidation), or any dividend payable in Common Stock or Common Stock Equivalents.

                  SECTION 2. PURCHASE OF AND GRANT OF BMP STOCK

                  2.1 Purchase of and Grant of BMP Stock. (a) Pursuant to the terms and subject to the conditions set forth in this Agreement and the applicable Equity Incentive Agreement, each Management Investor hereby agrees to purchase, and Blackstone hereby agrees to sell to such Management Investor, on the Closing Date, one-half of the number of shares of BMP Stock set forth on such Management Investor's signature page hereto, at a price per share equal to $10,000 (which Blackstone represents is the purchase price per share paid by Blackstone). Each Management Investor agrees to apply all cash payments received pursuant to Section 3 of the applicable Equity Incentive Agreement to fund his purchase of BMP Stock pursuant to this Section 2.1(a) and, by executing this Agreement, such Management Investor hereby (i) appoints Drinker Biddle & Reath LLP to act as its escrow agent for receiving and disbursing such cash payments on his behalf pursuant to and in accordance with the terms set forth in this Section 2, (ii) authorizes Holdings to wire transfer such cash payments to Drinker Biddle & Reath LLP in full satisfaction of Holdings' obligations under Section 3 of the applicable Equity Incentive Agreement and
(iii) authorizes Drinker Biddle & Reath LLP to wire transfer all of such cash payments to Blackstone on such Management Investor's behalf in full satisfaction of the purchase price for such BMP Stock.

                  (b) Pursuant to the terms and subject to the conditions set forth in this Agreement and the applicable Equity Incentive Agreement, concurrently with the purchase of the BMP Stock pursuant to Section 2.1(a), Blackstone shall grant to each Management Investor one-half of the number of shares of BMP Stock set forth on such Management Investor's signature page hereto.

                  (c) The parties hereto agree that all shares of BMP Stock purchased or granted pursuant to this Section 2.1 shall be subject to the restrictions, terms and conditions set forth in the applicable Equity Incentive Agreements as well as those set forth herein.

                  2.2 The Closing. The closing (the "Closing") of the purchase and grant of BMP Stock hereunder shall take place on or as soon as practicable after the date hereof at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York.


                  SECTION 3. TRANSFERS AND ISSUANCES

                  3.1 Limitations on Transfer. (a) Each Management Investor and his Permitted Transferees hereby agrees that such Stockholder will not, directly or indirectly, Transfer any Securities unless such Transfer complies with the provisions hereof and (i) such Transfer is pursuant to an effective registration statement under the Securities Act and has been registered under all applicable state securities or "blue sky" laws or (ii) such Stockholder shall have furnished the Company with a written opinion of counsel reasonably satisfactory to the Company in form and substance reasonably satisfactory to the Company to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and all applicable state securities or "blue sky" laws.

                  (b) Each Management Investor and his Permitted Transferees hereby agrees that, except as otherwise provided in Section 3.2 hereof, so long as Blackstone and its Affiliates beneficially own an aggregate number of shares of Common Stock that is not less than one-half of the number of shares of Common Stock beneficially owned by Blackstone on the date hereof (giving effect to the transactions contemplated hereby), such Stockholder shall not, without the prior written consent of Blackstone (which consent may be withheld by Blackstone in its absolute discretion), effect a Transfer prior to the date of the initial Public Offering, except for Transfers pursuant to Section 3.5, 3.7 or 4 hereof.

                  3.2 Certain Permitted Transfers. Notwithstanding any other provision of this Agreement to the contrary, each Management Investors and his Permitted Transferees shall be entitled from time to time to Transfer any or all of the Securities beneficially owned by them to (i) such Stockholder or such Stockholder's spouse or direct lineal descendants or a charitable remainder trust or trust, in either case the current beneficiaries of which, or to a corporation or partnership, the stockholders or limited or general partners of which, include only such Stockholder and/or such Stockholder's spouse and/or such Stockholder's direct lineal descendants or (ii) the executor, administrator, testamentary trustee, legatee or beneficiary of any deceased individual holder of Securities referred to in clause (i), provided that any such transferee agrees to become a party to, and be bound to the same extent as its transferor by the terms of, this Agreement and the applicable Equity Incentive Agreement.

                  3.3 Effect of Void Transfers. In the event of any purported Transfer of any Securities in violation of the provisions of this Agreement or any applicable Equity Incentive Agreement, such purported Transfer shall be void and of no effect and the Company shall not give effect to such Transfer.

                  3.4 Legend on Securities. Each certificate representing Securities issued to any Management Investor or any of its Permitted Transferees shall bear the following legend on the face thereof:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MANAGEMENT STOCKHOLDERS' AGREEMENT AMONG BLACKSTONE CAPITAL PARTNERS III MERCHANT BANKING FUND L.P., BLACKSTONE OFFSHORE CAPITAL PARTNERS III L.P., BLACKSTONE FAMILY INVESTMENT PARTNERSHIP L.P., GRAHAM PACKAGING HOLDINGS COMPANY, GPC CAPITAL CORP. II AND THE MANAGEMENT INVESTORS PARTIES THERETO, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH MANAGEMENT STOCKHOLDERS' AGREEMENT AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) IF THE ISSUER HAS BEEN FURNISHED WITH AN OPINION REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE ISSUER OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION

         OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH MANAGEMENT STOCKHOLDERS' AGREEMENT."

                  3.5 Tag-Along Rights. (a) So long as (x) this Agreement shall remain in effect, (y) an initial Public Offering shall not have occurred and
(z) Blackstone and its Affiliates beneficially own an aggregate number of shares of Common Stock that is not less than one-half of the number of shares of Common Stock beneficially owned by Blackstone on the date hereof (giving effect to the transactions contemplated hereby), with respect to any proposed Transfer by Blackstone of Common Stock (other than to an Affiliate of Blackstone, including any of its partners), Blackstone shall have the obligation, and each other Stockholder shall have the right, to require the proposed transferee to purchase from each Stockholder having and exercising such right (each, including any Person having and exercising similar rights pursuant to any other agreement, a "Tagging Stockholder") a number of shares of Common Stock up to the product (rounded up to the nearest whole number) of (i) the quotient determined by dividing (A) the aggregate number of shares of Common Stock beneficially owned on a fully diluted basis by such Tagging Stockholder and sought by the Tagging Stockholder to be included in the contemplated Transfer by (B) the aggregate number of shares of Common Stock beneficially owned on a fully diluted basis by Blackstone and all Tagging Stockholders and sought by Blackstone and all Tagging Stockholders to be included in the contemplated Transfer and (ii) the total number of shares of Common Stock proposed to be Transferred to the transferee in the contemplated Transfer, and at the same price per share of Common Stock and upon the same terms and conditions (including, without limitation, time of payment and form of consideration) as to be paid and given to Blackstone; provided that in order to sell shares of Common Stock to the proposed transferee pursuant to this
Section 3.5(a), a Tagging Stockholder must make to the transferee the same representations, warranties, covenants, indemnities and agreements as Blackstone makes in connection with the proposed Transfer by Blackstone of Common Stock (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to Blackstone, a Tagging Stockholder shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself and only to itself); and provided further that all representations, warranties and indemnities shall be made by the Tagging Stockholders severally and not jointly and that the liability of Blackstone and the Tagging Stockholders thereunder shall be borne by each of them on a pro rata basis.

                  (b) Blackstone shall give notice to all relevant Stockholders of each proposed Transfer giving rise to the rights of the Tagging Stockholders set forth in Section 3.5(a) at least 20 days prior to the proposed consummation of such Transfer, setting forth the name of Blackstone, the number of shares of Common Stock proposed to be so Transferred, the name and address of the proposed transferee, the proposed amount and form of consideration and other terms and conditions offered by the proposed transferee. The tag-along rights provided by this Section 3.5 must be exercised by each Tagging Stockholder within 10 days following receipt of the notice required by the preceding sentence, by delivery of a written notice to Blackstone indicating such Tagging Stockholder's desire to exercise its rights and specifying the number of shares of Common Stock it desires to sell.

                  3.6 Public Offerings, etc. The provisions of Sections 3.5 and
3.7 shall not be applicable to offers and sales of Securities in a Public Offering or pursuant to Rule 144 under the Securities Act.

                  3.7 Drag-Along Rights. So long as (x) this Agreement shall remain in effect, (y) an initial Public Offering shall not have occurred and
(z) Blackstone and its Affiliates beneficially own an aggregate number of shares of Common Stock that is not less than one-half of the number of shares of Common Stock beneficially owned by Blackstone on the date hereof (giving effect to the transactions contemplated hereby), if any of Blackstone and its Affiliates receives an offer from a Third Party to purchase all outstanding shares of Common Stock (other than shares not being purchased in order to preserve the availability of recapitalization accounting treatment) owned by Blackstone and its Affiliates and such offer is accepted by Blackstone, then each Stockholder hereby agrees that it will Transfer all Securities owned by it to such Third Party at the same price per share of Common Stock and upon the same terms and conditions of the offer so accepted by Blackstone, including making the same representations, warranties, covenants, indemnities and agreements that Blackstone agrees to make (except that, in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to Blackstone, each other Stockholder shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself and only to itself); provided that all representations, warranties and indemnities shall be made by Blackstone and such Stockholders severally and not jointly and that the liability of Blackstone and such Stockholders thereunder shall be borne by each of them on a pro rata basis.


                  SECTION 4. CERTAIN SALES UPON TERMINATION OF EMPLOYMENT

                  4.1 Put Options. (a) If any Management Investor's employment with the Company or its Subsidiaries is terminated due to the Disability, death or Retirement of such Management Investor prior to an initial Public Offering, each such Management Investor and his Permitted Transferees (hereinafter sometimes collectively referred to as the "Management Investor Group") shall have the right, subject to the provisions of Section 5 hereof, for 90 days (provided that, in the case of death, such period shall be extended to the extent reasonably necessary to accommodate any probate proceedings or as may be otherwise extended by the Board of Directors in its sole discretion) following the date of such termination of employment of the Management Investor, to sell to the Company, and the Company shall be required to purchase (subject to the provisions of Section 5 hereof), on one occasion from each member of the Management Investor Group, all (but not less than all) shares of Common Stock (including any fractional shares) then owned by such member, at a price per share equal to the applicable purchase price determined pursuant to Section 4.3 hereof.

                  (b) Each member of the Management Investor Group who desires to sell all of his shares of Common Stock which may be sold pursuant to this
Section 4.1 shall, not later than 90 days after the date of termination of employment, send written notice to the Company of his intention to sell all of such shares of Common Stock pursuant to this Section 4.1. Subject to the provisions of Section 5.1, the closing of the purchase shall take place at the principal office of the Company on a date specified by the Company no later than 30 days after the giving of such notice.

                  4.2 Call Options. (a) If any Management Investor's employment with the Company or its Subsidiaries terminates for any of the reasons set forth in clauses (i), (ii), (iii) and (iv) below prior to an initial Public Offering, the Company (or any of its assignees) shall have the right and option to purchase, for a period of 90 days following the date of such termination of employment of such Management Investor, and each member of the Management Investor Group shall be required to sell to the Company (or to any such assignee), any or all of the shares of Common Stock (including any fractional shares) then owned by such member of the Management Investor Group, at a price per share equal to the applicable purchase price determined pursuant to Section
4.3 hereof:

                      (i) if the Management Investor's employment with the Company or its Subsidiaries is terminated due to the Disability, death or Retirement of the Management Investor;

                     (ii) if the Management Investor's employment with the Company or its Subsidiaries is terminated by the Company or its Subsidiaries without Cause or by the Management Investor for Good Reason;

                    (iii) if the Management Investor's employment with the Company or its Subsidiaries is terminated by the Management Investor for any reason not set forth in Sections 4.2(a)(i), (ii) or (iv); or

                     (iv) if the Management Investor's employment with the Company or its Subsidiaries is terminated by the Company or its Subsidiaries for Cause.

                  (b) If the Company desires to exercise its option to purchase any shares pursuant to this Section 4.2, the Company shall, not later than 90 days after the date of termination of employment, send written notice to the Management Investor or such other member of the Management Investor Group of its intention to purchase shares, specifying the number of shares to be purchased. Subject to the provisions of Section 5.1, the closing of the purchase shall take place at the principal office of the Company on a date specified by the Company no earlier than the tenth and no later than 30 days after the giving of such notice.

                  4.3 Purchase Price. In the event of a purchase by the Company pursuant to Section 4.1(a) or 4.2(a) hereof, the purchase price shall be:

                      (a) in the case of a termination of employment described in Section 4.1(a), 4.2(a)(i) or 4.2(a)(ii), a price per share equal to Fair Market Value; and

                      (b) in the case of a termination of employment described in Section 4.2(a)(iii) or 4.2(a)(iv), with respect to the number of shares being purchased which are the product of (x) the total number of shares being purchased and (y) the Applicable Percentage, a price per share equal to Fair Market Value, and (if the Applicable Percentage is less than 100%) the purchase price with respect to the remaining shares being sold shall be a price per share equal to $0;

provided that in any case the Board of Directors of the Company shall have the right, in its sole discretion, to increase any purchase price set forth above.

                  4.4 Obligation to Sell Several. In the event there is more than one member of the Management Investor Group, the failure of any one member thereof to perform its obligations hereunder shall not excuse or affect the obligations of any other member thereof, and the closing of the purchases from such other members by the Company shall not excuse, or constitute a waiver of its rights against, the defaulting member.


                  SECTION 5. CERTAIN LIMITATIONS ON THE COMPANY'S
                             OBLIGATIONS TO PURCHASE COMMON STOCK

                  5.1 Deferral of Purchases. (a) Notwithstanding anything to the contrary elsewhere herein, the Company shall not be obligated to purchase any shares of Common Stock at any time pursuant to Section 4 hereof, regardless of whether it has delivered a notice of its election to purchase any such shares, (i) to the extent that the purchase of such shares (together with any other purchases of Common Stock pursuant to Section 4 hereof, or pursuant to similar provisions in the stock purchase, stock subscription or other agreements with other investors of which the Company has at such time been given or has given notice) would result (A) in a violation of any law, statute, rule, regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any governmental authority applicable to the Company or any of its Subsidiaries or any of its or their property or (B) after giving effect thereto (including any dividends or other distributions or loans from a Subsidiary of the Company to the Company in connection therewith), in a Financing Default, (ii) if immediately prior to such purchase there exists a Financing Default which prohibits such purchase (including any dividends or other distributions or loans from a Subsidiary of the Company to the Company in connection therewith), or (iii) if the Company does not have funds available to effect such purchase. The Company shall within 30 days of learning of any such fact so notify the members of the applicable Management Investor Group that it is not obligated to purchase such shares and has deferred its right and/or obligation to make such purchase until such violation, Financing Default or unavailability of funds would not result therefrom or be in existence. If, in a purchase pursuant to Section 4.1, the Company gives such a notice the members of the applicable Management Investor Group shall have ten (10) days thereafter to rescind their election to sell the shares to be purchased (the "Purchased Shares") or to reduce the number of shares to be purchased to the maximum number of shares which the Company is able to purchase without such violation, Financing Default or unavailability of funds occurring, subject to any minimum number thereof being specified by the members of the Management Investor Group. The Company agrees to use all commercially reasonable efforts to cure any such Financing Default which is curable.

                  (b) Anything to the contrary contained in Section 4 hereof notwithstanding, any shares of Common Stock which a member of a Management Investor Group has elected to sell to the Company or which the Company has elected to purchase from members of the

Management Investor Group, but which in accordance with Section 5.1(a) hereof are not purchased at the applicable time provided in Section 4 hereof, shall be purchased by the Company on the tenth business day after such date or dates that (after taking into account any purchases to be made at such time pursuant to stock purchase, subscription or other agreements with other investors and any other agreements or instruments to which any of the Company and its Subsidiaries is a party or by which any of them is bound on a pro rata basis therewith (subject to any binding obligation to do otherwise pursuant to any such agreement or instrument)) it is no longer permitted to defer purchasing such shares under Section 5.1(a) hereof, and the Company shall give the Management Investor Group five (5) business days prior notice of any such purchase.

                  5.2 Payment for Common Stock. If at any time the Company elects or is required to purchase any shares of Common Stock pursuant to
Section 4 hereof, the Company shall pay the purchase price for the shares of Common Stock it purchases (i) by the cancellation of any indebtedness, if any, owing from the Management Investor to the Company or any of its Subsidiaries and (ii) then, by the Company's delivery of a bank cashier's check or certified check for the remainder of the purchase price, if any, against delivery of the certificates or other instruments representing the Common Stock so purchased, duly endorsed; provided that if a Financing Default exists or, after giving effect to such payment (including any dividend or other distribution or loan from a Subsidiary of the Company to the Company in connection therewith), would exist which prohibits such cash payment, or if the Company does not have available funds to make such payment, the portion of the cash payment so prohibited or unavailable shall be made by the Company's delivery of a junior subordinated promissory note (which shall be subordinated and subject in right of payment to the prior payment of all indebtedness of the Company and its Subsidiaries) of the Company or any of its Subsidiaries (a "Junior Subordinated Note") in a principal amount equal to the amount of the purchase price which cannot be paid in cash, payable on the third anniversary of the issuance thereof and bearing interest payable annually at the publicly announced prime rate of Bankers Trust Company on the date of issuance; and provided further that in the case of a purchase pursuant to Section 4.2(a)(iv) the Company may in any event elect to deliver a Junior Subordinated Note in a principal amount equal to all or a portion of the cash purchase price (in lieu of paying such portion of the purchase price in cash). If, in a purchase pursuant to Section 4.1, the Company will pay all or any portion of the purchase price for purchased shares with a Junior Subordinated Note, the Company shall give the members of the applicable Management Investor Group notice of the amount of such note at least 20 days prior to such purchase, and the members of the applicable Management Investor Group shall have ten days thereafter to rescind their election to sell such shares. The Company shall have the right set forth in clause (i) of the first sentence of this Section 5.2(a) whether or not the member of the Management Investor Group selling such shares is an obligor of the Company. If the Management Investor Group elects pursuant to the second preceding sentence to rescind its election to sell such shares, the Management Investor Group may exercise its right pursuant to Section 4.1 to require the Company to purchase such shares for a period of ten business days after receiving notice that the Company is not required to pay any portion of the purchase price with a Junior Subordinated Note.


                  SECTION 6.  REGISTRATION RIGHTS

                  6.1 Incidental Registration. The parties hereto agree that the Management Investors and their Permitted Transferees shall have all of the rights and obligations of a "Holder" under the Registration Rights Agreement (other than those set forth in Section 2 thereof) and that any shares of Common Stock owned by the Management Investors and their Permitted Transferees shall constitute "Registrable Securities" under the Registration Rights Agreement (other than for purposes of Section 2 thereof).


                  SECTION 7. INVESTMENT REPRESENTATIONS AND COVENANTS

                  7.1 Investment Intention; No Resales. Each Management Investor hereby represents and warrants that he is acquiring the BMP Stock for investment solely for his own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof.

                  7.2 BMP Stock Unregistered. Each Management Investor acknowledges and represents that it has been advised by the Company that:

                  (a) the offer and sale of the BMP Stock have not been registered under the Securities Act;

                  (b) the BMP Stock must be held indefinitely and the Management Investor must continue to bear the economic risk of the investment in the BMP Stock unless the offer and sale of such BMP Stock is subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available;

                  (c) there is no established market for the BMP Stock and it is not anticipated that there will be any public market for the BMP Stock in the foreseeable future;

                  (d) Rule 144 promulgated under the Securities Act is not presently available with respect to the sale of any securities of the Company, and, except as set forth herein, the Company has made no covenant to make such Rule available;

                  (e) when and if shares of the BMP Stock may be disposed of without registration under the Securities Act in reliance on Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule;

                  (f) if the Rule 144 exemption is not available, public offer or sale of BMP Stock without registration will require compliance with some other exemption under the Securities Act;

                  (g) if any of the shares of BMP Stock are at any time disposed of in accordance with Rule 144, the Management Investor will deliver to the Company at or prior to the time of such disposition an executed Form 144 (if required by Rule 144) and such other documentation as the Company may reasonably require in connection with such sale;

                  (h) a restrictive legend in the form heretofore set forth herein shall be placed on the certificates representing the BMP Stock; and

                  (i) a notation shall be made in the appropriate records of the Company indicating that the BMP Stock is subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the BMP Stock.

                  7.3 Additional Investment Representations. Each Management Investor represents and warrants that:

                  (a) the Management Investor's financial situation is such that he can afford to bear the economic risk of holding the BMP Stock for an indefinite period of time, has adequate means for providing for his current needs and personal contingencies, and can afford to suffer a complete loss of his investment in the BMP Stock;

                  (b) the Management Investor's knowledge and experience in financial and business matters are such that he is capable of evaluating the merits and risks of the investment in the BMP Stock;

                  (c) the Management Investor understands that the BMP Stock is a speculative investment which involves a high degree of risk of loss of his investment therein, there are substantial restrictions on the transferability of the BMP Stock, and, on the Closing Date and for an indefinite period following the Closing, there will be no public market for the BMP Stock and, accordingly, it may not be possible for the Management Investor to liquidate his investment in case of emergency, if at all;

                  (d) the Management Investor understands and has taken cognizance of all the risk factors related to the purchase of the BMP Stock, and no representations or warranties have been made to the Management Investor or his representatives concerning the BMP Stock or the Company or any of its Subsidiaries or their prospects or other matters;

                  (e) in making his decision to purchase the BMP Stock hereby, the Management Investor has relied upon independent investigations made by him and, to the extent believed by the Management Investor to be appropriate, his representatives, including his own professional, financial, tax and other advisors; and

                  (f) the Management Investor has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its Subsidiaries and their representatives concerning the Company and its Subsidiaries, the transactions contemplated by the Recapitalization Agreement and the terms and conditions of the purchase of the BMP Stock and to obtain any additional information which the Management Investor deems necessary.

                  SECTION 8. MISCELLANEOUS

                  8.1 Additional Securities Subject to Agreement. Each Stockholder agrees that any other Securities which it shall hereafter acquire by means of the IPO Reorganization or a stock split, stock dividend, distribution, exercise of stock options, or otherwise shall be subject to the provisions of this Agreement to the same extent as if held on the date hereof.

                  8.2 Termination. This Agreement shall terminate, and thereby become null and void, as to any particular Securities, on the date on which they are sold in a Public Offering or are sold pursuant to Rule 144 under the Securities Act (unless such Securities are reacquired by a Stockholder).

                  8.3 Injunctive Relief. The Stockholders and their Permitted Transferees acknowledge and agree that a violation of any of the terms of this Agreement will cause the Stockholders and their Permitted Transferees irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that each Stockholder and Permitted Transferee shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which they may be entitled at law or equity.

                  8.4 Amendments. This Agreement may be amended only by a written instrument signed by (a) the Company and (b) Stockholders which own on a fully diluted basis Securities representing at least a majority of the voting power represented by all Securities outstanding on a fully diluted basis and owned by all Stockholders; provided, however, that this Agreement shall not be amended in a manner that adversely affects the Management Investors and their Permitted Transferees without the prior written consent of holders of a majority of the Common Stock then beneficially owned by the Management Investors.

                  8.5 Successors, Assigns and Transferees. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their Permitted Transferees and their respective successors, each of which Permitted Transferees shall agree, in a writing in form and substance satisfactory to the Company, to become a party hereto and be bound to the same extent as its transferor hereby, provided that no Stockholder may assign to any Permitted Transferee any of its rights hereunder other than in connection with a Transfer to such Permitted Transferee of Securities in accordance with the provisions of this Agreement.

                  8.6 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when delivered by a recognized courier or, in the case of telecopy notice, when received, addressed as follows to the parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

                           if to the Company:

                           c/o Graham Packaging Company
                           1110 East Princess Street
                           York, Pennsylvania 17403
                           Attention:  Philip R. Yates
                           Telecopy:  (717) 849-8575

                           with copies to:

                           The Blackstone Group L.P.
                           345 Park Avenue
                           31st Floor
                           New York, New York 10154
                           Attention:  Howard A. Lipson
                           Telecopy:  (212) 754-8703

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York  10017
                           Attention:  Wilson S. Neely, Esq.
                           Telecopy:  (212) 455-2502

                           if to Blackstone:

                           The Blackstone Group L.P.
                           345 Park Avenue
                           31st Floor
                           New York, New York 10154
                           Attention:  Howard A. Lipson
                           Telecopy:  (212) 754-8703


                           with copies to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York  10017
                           Attention:  Wilson S. Neely, Esq.
                           Telecopy:  (212) 455-2502

                           if to a Management Investor, to him
                           at his address or telecopy number set
                           forth in the books and records of the Company.

                  8.7 Integration. This Agreement and the documents referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof and thereof other than those expressly set forth herein and therein.

                  8.8 Severability. If one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

                  8.9 Counterparts. This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  8.10 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof, except for matters directly within the purview of the General Corporation Law of the State of Delaware (the "DGCL"), which shall be governed by the DGCL.

                  8.11 Jurisdiction. Any action to enforce, which arises out of or in any way relates to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located within the State of New York or the Commonwealth of Pennsylvania as provided by law; and the parties consent to the jurisdiction of such court or courts located within the State of New York or the Commonwealth of Pennsylvania and to service of process by registered mail, return receipt requested, or by any other manner provided by the law of such applicable jurisdiction.

                  8.12 Additional Management Investors. Any employee or director of the Company or any of its Subsidiaries who becomes party to a stock subscription agreement or option agreement after the date hereof may become a party hereto and may become bound hereby by entering into a supplementary agreement with the Company agreeing to be bound by the terms hereof (or only specific sections hereof) in the same manner as the other Management Investors. Each such supplementary agreement shall become effective upon its execution by the Company and such employee or director, and it shall not require the signature or consent of any other party hereto. Such supplementary agreement may modify some of the terms hereof as they effect such employee or director.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

                              BLACKSTONE CAPITAL PARTNERS III
                              MERCHANT BANKING FUND L.P.

                              By: Blackstone Management Associates III LLC,
                                  its General Partner


                              By: /s/ Howard A. Lipson
`                                -------------------------------------------
                                     Name: Howard A. Lipson
                                     Title: Member


                              BLACKSTONE OFFSHORE CAPITAL PARTNERS
                              III L.P.

                              By: Blackstone Management Associates III LLC,
                                  its General Partner


                                  By: /s/ Howard A. Lipson
                                      --------------------------------------
                                      Name: Howard A. Lipson
                                      Title: Member


                              BLACKSTONE FAMILY INVESTMENT
                              PARTNERSHIP III L.P.

                              By: Blackstone Management Associates III LLC,
                                  its General Partner


                              By: /s/ Howard A. Lipson
                                  ------------------------------------------
                                      Name: Howard A. Lipson
                                      Title: Member

                              BMP/GRAHAM HOLDINGS CORPORATION


                              By: /s/ Simon Lonergan
                                  --------------------------
                                      Name: Simon Lonergan
                                      Title: Vice President


                              GRAHAM PACKAGING HOLDINGS COMPANY

                              By:  BCP/Graham Holdings LLC, a general partner


                              By: /s/ Simon Lonergan
                                  --------------------------
                                      Name: Simon Lonergan
                                      Title: Vice President


                              GPC CAPITAL CORP. II


                              By: /s/ Simon Lonergan
                                  --------------------------
                                      Name: Simon Lonergan
                                      Title: Vice President

             [SIGNATURE PAGE TO MANAGEMENT STOCKHOLDERS' AGREEMENT]



                              MANAGEMENT INVESTOR:


                              ----------------------------------
                                   Name:  Philip R. Yates
                                   BMP Shares:  212.63

             [SIGNATURE PAGE TO MANAGEMENT STOCKHOLDERS' AGREEMENT]



                              MANAGEMENT INVESTOR:


                              -----------------------------------
                                    Name:  Roger Prevot
                                    BMP Shares:  106.31

             [SIGNATURE PAGE TO MANAGEMENT STOCKHOLDERS' AGREEMENT]



                              MANAGEMENT INVESTOR:


                              ------------------------------------
                                     Name:  G. Robinson Beeson
                                     BMP Shares:  59.07

             [SIGNATURE PAGE TO MANAGEMENT STOCKHOLDERS' AGREEMENT]


                              MANAGEMENT INVESTOR:


                              -------------------------------------
                                     Name:  Scott Booth
                                     BMP Shares:  59.07

             [SIGNATURE PAGE TO MANAGEMENT STOCKHOLDERS' AGREEMENT]



                              MANAGEMENT INVESTOR:


                              --------------------------------------
                                       Name:  John Hamilton
                                       BMP Shares:  37.84

             [SIGNATURE PAGE TO MANAGEMENT STOCKHOLDERS' AGREEMENT]



                              MANAGEMENT INVESTOR:


                              --------------------------------------
                                        Name:  Alex Everhart
                                        BMP Shares:  37.84

             [SIGNATURE PAGE TO MANAGEMENT STOCKHOLDERS' AGREEMENT]



                              MANAGEMENT INVESTOR:


                              --------------------------------------
                                         Name:  Geoffrey Lu
                                         BMP Shares:  21.28

             [SIGNATURE PAGE TO MANAGEMENT STOCKHOLDERS' AGREEMENT]



                              MANAGEMENT INVESTOR:


                              --------------------------------------
                                         Name:  Albert P.M. Seguin
                                         BMP Shares:  10.67

             [SIGNATURE PAGE TO MANAGEMENT STOCKHOLDERS' AGREEMENT]



                              MANAGEMENT INVESTOR:


                              ---------------------------------------
                                         Name:  George Lane
                                         BMP Shares:  12.76

             [SIGNATURE PAGE TO MANAGEMENT STOCKHOLDERS' AGREEMENT]



                              MANAGEMENT INVESTOR:


                              ----------------------------------------
                                         Name:  Ashok Sudan
                                         BMP Shares:  11.71

             [SIGNATURE PAGE TO MANAGEMENT STOCKHOLDERS' AGREEMENT]



                              MANAGEMENT INVESTOR:


                              ---------------------------------------
                                         Name:  William Mertens
                                         BMP Shares:  10.23

             [SIGNATURE PAGE TO MANAGEMENT STOCKHOLDERS' AGREEMENT]



                              MANAGEMENT INVESTOR:


                              ---------------------------------------
                                         Name:  David Cargill
                                         BMP Shares:  10.23

             [SIGNATURE PAGE TO MANAGEMENT STOCKHOLDERS' AGREEMENT]



                              MANAGEMENT INVESTOR:


                              ---------------------------------------
                                         Name:  Robert Cochran
                                         BMP Shares:  10.01

             [SIGNATURE PAGE TO MANAGEMENT STOCKHOLDERS' AGREEMENT]



                              MANAGEMENT INVESTOR:


                              ---------------------------------------
                                         Name:  George Stevens
                                         BMP Shares:  10.72